U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 1, 2007

LAKESIDE MORTGAGE FUND, LLC
(Exact name of registrant as specified in its charter)

Commission file number 000-50893

California	52-2387294
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

1738 Yuba Street, Redding, California	96001
(Address of Principal Executive Office)	(Zip Code)

(530) 226-5850
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 1, 2007, Paula M. Lewis was appointed president and chief executive officer of Lakeside Financial Group, Inc., (the “Manager”), which is the manager of the Registrant. Ms. Lewis is neither a director nor shareholder of the Manager, nor a member of the Registrant.

Prior to being appointed president of the Manager, Ms. Lewis was employed by Asset Real Estate & Investment Company (“AREI”) from 1999 to 2005.  AREI is an affiliate of the Manager, and is in the business of owning and developing real property, and arranging for financing for real property ownership and development, including the raising of capital through private offerings of debt and equity securities.  Ms. Lewis served as a project manager for AREI from 1999 to 2001, and was appointed president of AREI in March 2001, an office she held until she resigned in 2005.   Prior to joining AREI, Ms. Lewis had worked with mortgage lenders, both retail and wholesale, and escrow and title companies, including Norwest Mortgage, Bank of America, Ashland Mortgage Company and Placer Title Company.

Ms. Lewis holds no other directorships in other reporting companies. There are no family relationships among the officers and directors of the Manager. Ms. Lewis has not engaged in any transactions with the Registrant, Manager or any related person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKESIDE MORTGAGE FUND, LLC, A California Limited Liability Company

	By:	Lakeside Financial Group, Inc., Manager

Date: December 1, 2007		By: /S/ Paula M. Lewis
Paula M. Lewis, President